Exhibit (g)(xviii)

AMENDMENT

to the

REINSURANCE AGREEMENTS

(as listed in the attached Agreement Exhibit and hereinafter collectively referred to as the “Agreements”)

between

THRIVENT FINANCIAL FOR LUTHERANS

Appleton, Wisconsin

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective April 1, 2023

I.	ADDITION OF THE CEDING COMPANY’S EXPRESS CLAIMS PROGRAM

As of the effective date of this Amendment, the parties agree to apply the Ceding Company’s Express Claims guidelines, as provided to the Reinsurer on November 1, 2022, to claims which fall under the terms of the Agreements.

The parties agree that the following additional parameters apply:

i.

The Express Claims Program is an internal review and not disclosed to policyowners, beneficiaries, or agents until after a decision has been made by the Ceding Company that no additional information is necessary to pay the claim.

ii.

The Ceding Company agrees to internally audit a representative sample of claims paid under the Express Claims Program annually to verify the insureds’ deaths using other sources than those initially used. The representative sample of claims must be the larger of 10 claims or 5% of claims reinsured under the agreement. The Ceding Company will share the results of these audits with the Reinsurer.

iii.	The Ceding Company agrees to provide annual fraud training to employees who participate in the claims Program, including meeting any state requirements.

iv.

The parties agree that the Reinsurer is not liable for any death benefits paid in error. Under no circumstances will the Reinsurer be responsible for benefit amounts in excess of the policy Reinsured Net Amount at Risk for YRT Agreements or the Reinsurance Death Benefit for Coinsurance Agreements.

Thrivent Financial for Lutherans Express Claims Program

v.	The Reinsurer must be notified of, and agree to, any additional changes to the Express Claims guidelines in advance.

vi.

Reinsurer will have the right to audit, remotely or at the Ceding Company’s office, the Ceding Company’s claims paying practices and procedures, including those practices and procedures applicable to claims eligible under the Express Claims Program. If, in its sole judgement, the Reinsurer determines the results of these programs are not satisfactory or that the Company’s claims paying practices and procedures have materially changed from those applied at the inception of these programs, or materially differ from generally accepted industry claims practices, the Reinsurer may immediately terminate the Express Claims Program or, at the Reinsurer’s option, may modify the parameters of the Express Claims Program in a manner that is mutually agreeable to both parties.

II.	All provisions of the Agreement not specifically modified herein remain unchanged.

Thrivent Financial for Lutherans Express Claims Program

A signature on this Amendment transmitted electronically shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, both parties have executed this Amendment as follows:

THRIVENT FINANCIAL FOR LUTHERANS		RGA REINSURANCE COMPANY

By:	/s/ Caleb A. Bousu	By:	/s/ Curtis McAdams
(Signature)		(Signature)
Title:	Vice President, Risk - Actuarial	Title:	Vice President
Date:	May 15, 2023	Date:	June 22, 2023
Location:	Minneapolis, Minnesota	Location:	Chesterfield, Missouri

Thrivent Financial for Lutherans Express Claims Program

AGREEMENT EXHIBIT

Reinsurer’s Agreement Number	Ceding Company’s Agreement Number	Agreement Effective Date	Description of Agreement	Reinsurer’s Amendment Number

15852-00-00		November 11, 2017	Automatic and Facultative YRT Reinsurance Agreement	15852-00-04

12691-00-00		August 1, 2011	Automatic and Facultative Coinsurance Reinsurance Agreement	12691-00-10

9443-00-00		April 1, 2004	Automatic and Facultative Coinsurance Reinsurance Agreement	9443-00-07

9197-00-00	T00727	January 1, 1987	Facultative YRT Reinsurance Agreement	9197-00-10

9194-00-00	T00058	October 1, 1982	Facultative Coinsurance Reinsurance Agreement	9194-00-09

9188-00-00	T00011	June 15, 1980	Facultative YRT Reinsurance Agreement	9188-00-20

9187-00-00	T00059	January 1, 1983	Facultative YRT Reinsurance Agreement	9187-00-10

9186-00-00	T00714	May 1, 2000	Facultative YRT Reinsurance Agreement	9186-00-06

9185-00-00	T00012	September 1, 1982	Facultative Coinsurance Reinsurance Agreement	9185-00-14

9184-00-00	T00694	February 1, 2000	Facultative YRT Reinsurance Agreement	9184-00-06

9127-00-00	T00961	January 1, 2003	Automatic and Facultative Coinsurance Reinsurance Agreement	9127-00-10

3453-00-00	375-1	March 1, 1993	Facultative YRT Reinsurance Agreement	3453-00-17

Thrivent Financial for Lutherans Express Claims Program